Exhibit 99.1

CONTACTS:	Dennis M. Oates	Christopher T. Scanlon	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS SECOND QUARTER 2020 RESULTS

•	Q2 2020 Sales total $52.5 million; Premium alloy sales rise 62.3% sequentially

•	Q2 2020 Net Loss of $3.3 million, or $0.38 per diluted share; Net loss of $2.4 million, or $0.27 per diluted share, excluding charges in response to the COVID-19 pandemic

•	EBITDA totals $1.4 million in Q2 2020

•	Quarter-end Backlog of $71.8 million versus $110.7 million at end of Q1 2020

•	Q2 2020 cash flow from operations totaled $7.4 million

BRIDGEVILLE, PA, July 29, 2020 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the second quarter of 2020 were $52.5 million, a decrease of 10.3% from $58.5 million in the first quarter of 2020, and 26.1% lower than $71.0 million in the second quarter of 2019.

Sales of premium alloys in the second quarter of 2020 increased 62.3% to $12.4 million, or 23.7% of sales, compared with $7.7 million, or 13.1% of sales, in the first quarter of 2020, while 2.9% lower than the record $12.8 million, or 18.0% of sales, in the second quarter of 2019.

Chairman, President and CEO Dennis Oates commented: “The COVID-19 pandemic continues to cause dislocation in the metals supply chain, as it takes a further sharp toll on end market demand, especially in aerospace and oil & gas.

“In aerospace, the decrease in aircraft production rates has been further impacted by reduced air travel causing airlines to cancel and delay orders for new airplanes. Aftermarket demand declined in the quarter due to the significant reduction in air traffic which began in March. While defense market sales remained strong, demand and related sales levels from the aerospace and oil and gas markets remain under extreme pressure.

“Our premium alloy sales increased 62.3% from the first quarter to $12.4 million, nearing the record level achieved in the second quarter of 2019. Premium alloys remain our highest priority for targeted growth and we continue to gain traction with new products and approvals, with underlying demand coming from defense and specialty applications. Tool steel sales remained solid in the second quarter, while sales to the general industrial market grew 27.7% from the first quarter.

“Even with the areas of strength in the second quarter, our current order entry and backlog point to a sequential step-down in quarterly sales and operating activity for the balance of the year.

“We are adapting our operations to lower activity levels, aggressively reducing costs, and generating cash. As a result, our current cost structure is in-line with our forecasted revenues and operating levels. We will continue to review demand and operating levels as the markets we serve continue to evolve.”

COVID-19 Response Summary

•	Each of the Company’s facilities is considered to be an essential operation and remains operational in accordance with the laws of the states in which the facilities are located.

•

The Company continues to monitor the pandemic’s impact on the markets the Company serves, including the aerospace and oil & gas markets. The Company’s sales to the aerospace market have declined, primarily due to the cancellation or delay in orders for new airplanes caused by the fall-off in air travel caused by the COVID-19 pandemic, as well as a sharp decline in aftermarket sales due to the significant reduction in air travel. The Company also has experienced extreme pressure in demand from the oil & gas market.

•

On April 15, 2020, the Company entered into a term note in a principal amount of $10.0 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. The related eight-week forgiveness period expired June 11, 2020, and the Company will apply for full forgiveness of the term note.

•

While the Company expects the effects of the pandemic and the related responses to continue to negatively impact its results of operations, cash flows and financial position, the uncertainty over the duration and severity of the economic and operational impacts of COVID-19 means the Company cannot reasonably estimate the related future impacts at this time.

•

The Company continues to adapt its operations due to lower activity levels. As a result, the Company has taken measures to align its current cost structure with reduced forecasted revenue and operating levels.

Quarterly and Year-to-Date Results of Operations

For the first six months of 2020, sales totaled $111.0 million, compared with $131.3 million in the same period of 2019. Sales of premium alloys were $20.1 million, or 18.1% of sales, in the first half of 2020, compared with $22.2 million, or 16.9% of sales, in the first half of 2019.

The Company’s gross margin for the second quarter of 2020 was $1.9 million, or 3.7% of sales, compared with 8.4% of sales in the first quarter of 2020, and 12.8% of sales in the second quarter of 2019. Second quarter 2020 gross margin includes a $0.2 million direct charge due to reduced production levels negatively impacting the Company’s absorption of fixed costs, and a $0.4 million loss on the sale of excess scrap, which generated cash receipts of $0.8 million. Excluding these charges, gross margin totaled $2.5 million, or 4.8% of sales.

Selling, general and administrative (SG&A) expenses were $5.4 million, or 10.3% of sales, in the second quarter of 2020, representing a 8.6% decrease compared with $5.9 million, or 10.1% of sales, in the first quarter of 2020, and a 3.7% decrease from $5.6 million, or 7.9% of sales, in the second quarter of 2019. Second quarter 2020 selling, general and administrative expenses include $0.6 million of employee severance expense.

The net loss for the second quarter of 2020 was $3.3 million, or $0.38 per diluted share, compared with a net loss of $1.4 million, or $0.16 per diluted share, in the first quarter of 2020, and net income of $2.1 million, or $0.24 per diluted share, in the second quarter of 2019. Net loss, as adjusted for COVID-19 pandemic related charges of $1.2 million, which include gross margin and SG&A items, totaled $2.4 million, or $0.27 per diluted share.

For the first six months of 2020, the net loss was $4.7 million, or $0.54 per diluted share, compared with net income of $3.3 million, or $0.37 per diluted share, in the first six months of 2019.

The Company’s EBITDA for the second quarter of 2020 was $1.4 million, compared with $4.0 million in the first quarter of 2020, and $8.2 million in the second quarter of 2019.

Managed working capital at June 30, 2020 totaled $151.8 million, compared with $153.5 million at March 31, 2020, and $147.8 million at the end of the second quarter of 2019. The decrease in managed working capital compared with the 2020 first quarter was due mainly to a reduction in work-in-process inventory. Inventory totaled $135.1 million at the end of the second quarter of 2020, a decrease of $11.7 million, or 8.0%, from $146.8 million at the end of the first quarter of 2020. The decline in accounts payable was driven by decreased melt activity and a corresponding decline in production related spending. Also contributing to the decline in accounts payable was a reduction in capital expenditure activity.

Backlog (before surcharges) at June 30, 2020 was $71.8 million, compared with $110.7 million at March 31, 2020, and $116.9 million at the end of the 2019 second quarter. Declines in order entry activity have contributed to reduced backlog levels as customers adapt to changing market conditions and demand levels.

The Company’s total debt at June 30, 2020 was $72.5 million, a decrease of $3.8 million from $76.3 million at March 31, 2020. Total debt at June 30, 2020 includes a $10.0 million term note, issued on April 15, 2020, pursuant to the Paycheck Protection Program.

Capital expenditures for the second quarter of 2020 totaled $3.2 million, compared with $4.0 million for the first quarter of 2020, and $3.8 million in the second quarter of 2019.

Chairman, President and CEO Dennis Oates concluded: “In the face of the unprecedented challenges confronting both our Company and our industry, Universal continues to be strengthened by the critical products we produce, by the support of our customers, and by the dedication and diligence of our employees. We remain deeply committed to the safety and wellbeing of our employees and to our customers.”

Conference Call and Webcast

The Company has scheduled a conference call for today, July 29th, at 10:00 a.m. (Eastern) to discuss second quarter 2020 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 1491355. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2020.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; uncertainty regarding the return to service of the Boeing 737 MAX aircraft; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements, comply with applicable financial covenants, and the timing and total amount of forgiveness of PPP funds received; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$52,479	$70,997	$110,973	$131,268
Cost of products sold	50,542	61,891	104,127	114,792

Gross margin	1,937	9,106	6,846	16,476
Selling, general and administrative expenses	5,397	5,604	11,305	10,570

Operating (loss) income	(3,460)	3,502	(4,459)	5,906
Interest expense	750	966	1,646	1,820
Deferred financing amortization	57	56	113	115
Other expense (income), net	3	10	(14)	31

(Loss) income before income taxes	(4,270)	2,470	(6,204)	3,940
(Benefit) provision for income taxes	(939)	384	(1,462)	632

Net (loss) income	$(3,331)	$2,086	$(4,742)	$3,308

Net (loss) income per common share - Basic	$(0.38)	$0.24	$(0.54)	$0.38

Net (loss) income per common share - Diluted	$(0.38)	$0.24	$(0.54)	$0.37

Weighted average shares of common stock outstanding:
Basic	8,810,396	8,773,263	8,805,866	8,769,242
Diluted	8,810,396	8,847,827	8,805,866	8,860,143

MARKET SEGMENT INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2020	2019	2020	2019
Service centers	$35,010	$48,247	$77,894	$91,303
Original equipment manufacturers	6,524	9,230	12,219	14,456
Rerollers	5,334	7,356	10,439	13,387
Forgers	4,676	4,998	8,576	9,819
Conversion services and other sales	935	1,166	1,845	2,303

Total net sales	$52,479	$70,997	$110,973	$131,268

Tons shipped	8,987	11,720	19,107	21,880

MELT TYPE INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2020	2019	2020	2019
Specialty alloys	$39,102	$57,017	$89,022	$106,781
Premium alloys *	12,442	12,814	20,106	22,184
Conversion services and other sales	935	1,166	1,845	2,303

Total net sales	$52,479	$70,997	$110,973	$131,268

END MARKET INFORMATION **

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2020	2019	2020	2019
Aerospace	$37,150	$49,335	$79,548	$91,942
Power generation	2,116	3,201	4,333	5,704
Oil & gas	3,619	7,738	8,023	13,114
Heavy equipment	5,561	7,177	11,702	13,621
General industrial, conversion services and other sales	4,033	3,546	7,367	6,887

Total net sales	$52,479	$70,997	$110,973	$131,268

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
Assets
Cash	$263	$170
Accounts receivable, net	33,189	35,595
Inventory, net	135,072	147,402
Other current assets	6,446	8,300

Total current assets	174,970	191,467
Property, plant and equipment, net	172,059	176,061
Other long-term assets	752	871

Total assets	$347,781	$368,399

Liabilities and Stockholders’ Equity
Accounts payable	$16,504	$40,912
Accrued employment costs	5,469	4,449
Current portion of long-term debt	16,689	3,934
Other current liabilities	752	830

Total current liabilities	39,414	50,125
Long-term debt, net	55,794	60,411
Deferred income taxes	9,546	10,962
Other long-term liabilities, net	3,618	3,765

Total liabilities	108,372	125,263
Stockholders’ equity	239,409	243,136

Total liabilities and stockholders’ equity	$347,781	$368,399

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended
	June 30,
	2020	2019
Operating activities:
Net (loss) income	$(4,742)	$3,308
Adjustments for non-cash items:
Depreciation and amortization	9,989	9,422
Deferred income tax	(1,443)	608
Share-based compensation expense	834	768
Changes in assets and liabilities:
Accounts receivable, net	2,406	(8,399)
Inventory, net	11,279	(6,494)
Accounts payable	(21,583)	(8,115)
Accrued employment costs	1,020	(3,227)
Income taxes	230	(1)
Other, net	1,593	(3,535)

Net cash used in operating activities	(417)	(15,665)
Investing activity:
Capital expenditures	(7,224)	(9,396)

Net cash used in investing activity	(7,224)	(9,396)
Financing activities:
Borrowings under revolving credit facility	82,680	108,777
Payments on revolving credit facility	(82,070)	(84,532)
Proceeds from Paycheck Protection Program Note	10,000	—
Payments on term loan facility, finance leases, and notes	(2,962)	(2,944)
Issuance of common stock under share-based plans	86	327

Net cash provided by financing activities	7,734	21,628

Net increase (decrease) in cash and restricted cash	93	(3,433)
Cash and restricted cash at beginning of period	170	4,091

Cash and restricted cash at end of period	$263	$658

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(3,331)	$2,086	$(4,742)	$3,308
Interest expense	750	966	1,646	1,820
(Benefit) provision for income taxes	(939)	384	(1,462)	632
Depreciation and amortization	4,965	4,776	9,989	9,422

EBITDA	1,445	8,212	5,431	15,182
Share-based compensation expense	323	336	834	768
Loss on sale of excess scrap	354	—	354	—
Fixed cost absorption direct charge	201	—	201	—
Employee severance costs	620	—	620	—
Forge fire-related expense	—	357	—	357

Adjusted EBITDA	$2,943	$8,905	$7,440	$16,307